EXHIBIT INDEX
                          -------------

Exhibit No.                   Title                          Page
-----------                   -----                          ----

  27.1              Financial Data Schedule -                 E-1
                        December 31, 1997.

  27.2          Restated Financial Data Schedule -            E-2
                       September 30, 1997.

  27.3          Restated Financial Data Schedule -            E-3
                          June 30, 1997.

  27.4          Restated Financial Data Schedule -            E-4
                         March 31, 1997.

  27.5          Restated Financial Data Schedule -            E-5
                        December 31, 1996.

  27.6          Restated Financial Data Schedule -            E-6
                       September 30, 1996.

  27.7          Restated Financial Data Schedule -            E-7
                          June 30, 1996.